Exhibit 10.5
*** Certain identified information has been omitted from this exhibit because it is both (i) not material and (ii) of the type that the Registrant treats as private or confidential. Such omitted information is indicated by brackets (“[…***…]”) in this exhibit. ***

DATED

21 August 2021

LEASE

relating to

Land at Dale Road, Worthing, West Sussex, BN11 2RX

between

LONDONMETRIC DISTRIBUTION LIMITED

and

B & W GROUP LIMITED

and

DEI SALES, INC.

CONTENTS
CLAUSE

LR1. Date of lease
31 August 2021
LR2. Title number(s)
LR2.1 Landlord’s title number(s)
WSX254730
LR2.2 Other title numbers
None
LR3. Parties to this lease
Landlord
LONDONMETRIC DISTRIBUTION LIMITED
1 CURZON STREET, LONDON, W1J 5HB
COMPANY REGISTERED NUMBER 09269541
Tenant
B & W GROUP LIMITED
DALE ROAD, WORTHING, WEST SUSSEX, BN11 2RX
COMPANY REGISTERED NUMBER 00880499
Other parties
None
Guarantor
DEI SALES INC.
A FLORIDA CORPORATION WITH DOCUMENT NUMBER
P04000120412 WHOSE PHYSICAL OFFICE IS AT 5541
FERMI COURT, CARLSBAD, CA 92008, UNITED STATES
OF AMERICA AND WHOSE REGISTERED OFFICE IS
C/O CT CORPORATION SYSTEM, 1200 SOUTH PINE
ISLAND ROAD, PLANTATION, FL 33324, UNITED STATES
OF AMERICA
LR4. Property
In the case of a conflict between this clause and the remainder of this lease then, for the purposes of registration, this clause shall prevail.
See the definition of “Property” in Clause 1.1 of this lease.
LR5. Prescribed statements etc.
LR5.1 Statements prescribed under rules 179 (dispositions in favour of a charity), 180 (dispositions by a charity) or 196 (leases under the Leasehold Reform, Housing and Urban Development Act 1993) of the Land Registration Rules 2003.
None.
LR5.2 This lease is made under, or by reference to, provisions of:
None.

LR6. Term for which the Property is leased
The term specified in the definition of “Contractual Term” in Clause 1.1 of this lease.
LR7. Premium
None.
LR8. Prohibitions or restrictions on disposing of this lease
This lease contains a provision that prohibits or restricts dispositions.
LR9. Rights of acquisition etc.
LR9.1 Tenant’s contractual rights to renew this lease, to acquire the reversion or another lease of the Property, or to acquire an interest in other land
None.
LR9.2 Tenant’s covenant to (or offer to) surrender this lease
None.
LR9.3 Landlord’s contractual rights to acquire this lease
None.
LR10. Restrictive covenants given in this lease by the Landlord in respect of land other than the Property
None.
LR11. Easements
LR11.1 Easements granted by this lease for the benefit of the Property
None.
LR11.2 Easements granted or reserved by this lease over the Property for the benefit of other property
None.
LR12. Estate rent charge burdening the Property
None.
LR13. Application for standard form of restriction
None.
LR14. Declaration of trust where there is more than one person comprising the Tenant

This lease is dated 31 August 2021
PARTIES
(1)LONDONMETRIC DISTRIBUTION LIMITED incorporated and registered in England and Wales with company number 09269541 whose registered office is at 1 Curzon Street, London, W1J 5HB (Landlord)
(2)B & W GROUP LTD incorporated and registered in England and Wales with company number 00880499 whose registered office is at Dale Road, Worthing, West Sussex, BN 11 2BH (Tenant)
(3)DEI SALES, INC., a Florida corporation, document number P04000120412 whose physical office is at 5541 Fermi Court, Carlsbad, CA 92008, United States of America and whose registered office is c/o CT Corporation System, 1200 South Pine Island Road, Plantation, FL 33324, United States of America (Guarantor)
BACKGROUND
(A)The Landlord is the freehold owner of the Property.
(B)The Landlord has agreed to grant a lease of the Property to the Tenant on the terms set out in this lease.
AGREED TERMS
1.Interpretation
The following definitions and rules of interpretation apply in this lease.
1.1Definitions:
Accounting Principles: generally accepted accounting principles in the United Kingdom including relevant requirements of the Companies Act 2006 and UK accounting standards issued by the Financial Reporting Council.
Annual Rent: rent at an initial amount of nine hundred and seventy-two thousand pounds sterling […***…] per annum and then as revised under Schedule 3 and any interim rent determined under the LTA 1954.
Asset Rating: has the meanings given to it in the EPC Regulations.
Accounts: audited accounts of the proposed assignee, including a profit and loss account and balance sheet, drawn up in respect of an accounting period and:
(a)in respect of a proposed assignee incorporated or resident in the United Kingdom:
(i)audited by an independent accountant duly registered as an auditor qualified to audit company accounts;
(ii)prepared in accordance with the Accounting Principles; and
(b)in respect of a proposed assignee who is a company, prepared in accordance with the provisions of the Companies Act 2006; and
(c)in respect of a proposed assignee who is not incorporated or resident in the United Kingdom:
(i)audited by reputable accountants qualified to act as auditors in the country of incorporation or residence of the proposed assignee who have certified them to provide a true and fair view of the matters to which they relate;
(ii)prepared in accordance with accepted accounting principles and statutory requirements applicable in that country; and

(iii)that the Landlord, acting reasonably, accepts have been prepared and audited to standards reasonably comparable with those applying in the United Kingdom.
Assignment Test: means that either:
(a)
(i)Accounts for the proposed assignee are produced to the Landlord for each of the two immediately preceding annual accounting periods (the latest of which must be within the last 12 months) (the “Assignee’s Accounts”); and
(ii)the Assignee’s Accounts show:
(A)a Revenue of […***…] or more; and
(B)EBITDA equivalent to five times the Annual Rent (excluding VAT) then payable under the Lease (ignoring any cesser of rent or rent abatement) or more in each case in each of those two financial years.
OR
(b)a guarantor is provided for the proposed assignee and there is produced to the Landlord for that guarantor audited accounts for that guarantor for the most recent audited year (“the guarantor’s most recent audited year” being the financial year of the guarantor ending last before its then current financial year) and for the two financial years of the guarantor preceding the guarantor’s most recent audited year which show:
(i)a Revenue of […***…] or more;
(ii)the EBITDA equivalent to[…***…] the Annual Rent (excluding VAT) then payable under the Lease (ignoring any cesser of rent or rent abatement) or more in either each of those three financial years; and
(iii)total assets of […***…] the Annual Rent (excluding VAT) then payable under the Lease (ignoring any cesser of rent or rent abatement) in each of those two financial years.
Authorised Person: any:
a)undertenant or person deriving title under the Tenant;
b)workers, contractors or agents of the Tenant or of any person referred to in paragraph (a) of this definition; or
c)person at the Property with the actual or implied authority of the Tenant or any person referred to in paragraph (a) or paragraph (b) of this definition.
Base Specification: the reinstatement specification at Schedule 8.
CDM Regulations: the Construction (Design and Management) Regulations 2015 (SI 2015/51).
Contractual Term: a term of fifteen (15) years from and including the date of this lease and expiring on 30 August 2036.
Covenants: the covenants contained in Schedule 2 of the Deed of Surrender dated 11 July 1997 made between (1) The Borough Council of Worthing and (2) The County Council of West Sussex;
Covenanted Land: the land shown edged blue on the Plan at Schedule 9 ;
Default Interest Rate: 4% per annum above the Interest Rate.
EBITDA: has the meaning given to it in Schedule 7.

Energy Assessor: an individual who is a member of an accreditation scheme approved by the Secretary of State in accordance with regulation 22 of the EPC Regulations.
Energy Performance Certificate: a certificate as defined in regulation 2(1) of the EPC Regulations.
Environment: any of the following:
a)land including (without limitation) any building, structure, or receptacle in, on, over, or under it;
b)water including (without limitation) surface, coastal, and ground waters;
c)air including (without limitation) the atmosphere within any natural or man- made structure or receptacle above or below ground,
d)and any living organism, including humans, or systems supported by these;
Environmental Laws: means any laws, common law, code of practice, guidance, procedure or standard applicable to the United Kingdom relating to the protection of the Environment including (without limitation) matters affecting human health and safety, the health of other living organisms, and/or the disposal, spillage, release, emission;
Environmental Performance: means all or any of the following:
(a)the consumption of energy and associated generation of greenhouse gas emissions;
(b)the consumption of water;
(c)waste generation and management; and
(d)any other environmental impact arising from the use or operation of the Property;
EPC Regulations: Energy Performance of Buildings (England and Wales) Regulations 2012 (SI 2012/3118).
Excluded Insurance Items: any:
a)glass forming part of the Property; and
b)tenant’s fixtures that are installed by or for the Tenant, any undertenant or occupier of the Property and that form part of the Property.
Group Company: a company within the same group of companies as the Tenant within the meaning of section 42 of the LTA 1954.
Guarantor means the party so named in the Prescribed Clauses and any person who from time to time guarantees the obligations of the Tenant under this Lease.
Highways Licences: both (a) a licence to plant in the Highway Roundabout Island dated 9 December 2004 made between West Sussex County Council (1) and B & W Loudspeakers Ltd (2) and (b) a licence to place apparatus under the Highway dated 10 May 2002 made between West Sussex County Council (1) and B & W Loudspeakers Ltd (2);
Insolvency Event: subject to clause 4, any one or more of the following:
a)the taking of any step in connection with any voluntary arrangement or any other compromise or arrangement for the benefit of any creditors of the Tenant or any Guarantor;
b)the making of an application for an administration order or the making of an administration order in relation to the Tenant or any Guarantor;
c)the giving of any notice of intention to appoint an administrator, or the filing at court of the prescribed documents in connection with the appointment of an administrator,

or the appointment of an administrator, in any case in relation to the Tenant or any Guarantor;
d)the appointment of a receiver or manager or an administrative receiver in relation to any property or income of the Tenant or any Guarantor;
e)the commencement of a voluntary winding-up in respect of the Tenant or any Guarantor, except a winding-up for the purpose of amalgamation or reconstruction of a solvent company in respect of which a statutory declaration of solvency has been filed with the Registrar of Companies;
f)the making of a petition for a winding-up order or a winding-up order in respect of the Tenant or any Guarantor;
g)the striking-off of the Tenant or any guarantor from the Register of Companies or the making of an application for the Tenant or any Guarantor to be struck-off or is dissolved;
h)the Tenant or any Guarantor otherwise ceasing to exist (but excluding where the Tenant or any Guarantor dies);
i)the Tenant or any guarantor enters into any arrangement, scheme, compromise or composition with its creditors (whether pursuant to Part I or Part VIII of the Insolvency Act 1986 or otherwise);
j)the Tenant or any Guarantor applies for or obtains or extends a moratorium under Part A1 of the Insolvency Act 1986;
k)the Tenant or any Guarantor enters into a restructuring plan pursuant to Part 26A of the Companies Act 2006;
l)the Tenant or any Guarantor is unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986 or pay his debts under section 268 of the Insolvency Act 1986;
m)the making of an application for a bankruptcy order, the presentation of a petition for a bankruptcy order or the making of a bankruptcy order against the Tenant or any Guarantor; or
n)any analogous or equivalent proceedings, actions or events to those referred to above in paragraphs (a) - (m) are instituted or occur in relation to the Tenant and/or any Guarantor in any other jurisdiction;
Insurance Rent: the aggregate in each year of:
a)the gross cost of any premiums that the Landlord expends (before discount or commission is allowed or paid to the Landlord) and properly incurred fees and other expenses that the Landlord incurs in insuring the Property (excluding the Excluded Insurance Items) against the Insured Risks for the Reinstatement Cost in accordance with this lease;
b)the gross cost of the premium before any discount or commission for insurance for loss of Annual Rent from the Property for three (3) years; and
c)any IPT and any VAT (except to the extent that the Landlord obtains credit for such VAT as input tax or otherwise recovers it) payable on any sum set out in paragraphs (a) and (b) of this definition.
Insured Risks: fire, explosion, lightning, earthquake, tempest, storm, flood, bursting and overflowing of water tanks, apparatus or pipes, damage to underground water, oil or gas pipes or electricity wires or cables, impact by aircraft and aerial devices and articles dropped from them, impact by vehicles, terrorism, subsidence, ground slip, heave, riot, civil commotion, strikes, labour or political disturbances, malicious damage to the extent, in each case, that cover is generally available on normal commercial terms in the UK insurance market at the time the insurance is taken out, and any other risks against which the Landlord decides to insure against from time to time subject in all cases to any excesses, limitations and exclusions imposed by the insurers and Insured Risk means any one of the Insured Risks.
Interest Rate: the base rate from time to time of Barclays Bank plc or, if that base rate stops being used or published, a comparable commercial rate specified by the Landlord (acting reasonably).
IPT: Insurance Premium Tax chargeable under the Finance Act 1994 or any similar replacement or additional tax.
LPA 1925: Law of Property Act 1925.
LTA 1927: Landlord and Tenant Act 1927.
LTA 1954: Landlord and Tenant Act 1954.
LTCA 1995: Landlord and Tenant (Covenants) Act 1995.
Material Defect: a defect in the reasonable opinion of the Tenant in the design construction or building of the Property or the materials or equipment used on it attributable to any defective design, defective workmanship or materials or defective supervision or preparation of construction of the installation of anything at the Property.
Permit: any consent, approval, authorisation, permission, permit, licence, registration, or notification required under any Environmental Law;
Permitted Use: a sui generis mixed use of storage and distribution (use class B8); general industrial (use Class B2); and offices (use class E(g)(i)) where such use classes are as that set out in the Town and Country (Use Classes) Order 1987 (as amended) as at the date of this Lease except for the Covenanted Land which shall only be used as industrial open storage purposes (except as otherwise developed as at the date of this Lease);
Planning Consent: any permission, approval, consent, certificate or determination pursuant to the Planning Acts including (without limitation) a planning permission;
Planning Acts: the Town and Country Planning Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act 1990, the Planning (Consequential Provisions) Act 1990, the Planning and Compensation Act 1991, the Planning and Compulsory Purchase Act 2004, the Planning Act 2008, the Localism Act 2011, the Neighbourhood Planning Act 2017 and any other legislation relating to town and country planning in force from time to time;
President: the president for the time being of the Royal Institution of Chartered Surveyors or a person acting on their behalf.
Property: the land and buildings at Dale Road, Worthing, West Sussex, BN11 2RX registered at the Land Registry with freehold title absolute under title number WSX254730.
Property Damage: damage to or destruction of the Property (excluding the Excluded Insurance Items) that makes the Property unfit for occupation and use.
Rates and Taxes: all present and future rates, taxes and other impositions and outgoings payable in respect of the Property, its use and any works carried out there (or a fair proportion of the total cost of those rates, taxes, impositions and outgoings if any are payable in respect of the Property together with any other property) but excluding any taxes:
a)payable by the Landlord in connection with dealing with or disposition of the reversion to this lease; or

b)(except VAT) payable by the Landlord by reason of the receipt of any of the Rents due under this lease.
Recommendation Report: a report as defined in regulation 4 of the EPC Regulations.
Reinstatement Cost: the sum equal to the Landlord’s reasonable estimate from time to time of the full cost of reinstatement of the Property (excluding the Excluded Insurance Items) and including any costs of demolition, site clearance, site protection, shoring up, professionals’ and statutory fees and incidental expenses and any other work to the Property that may be required by law and any VAT on all such costs, fees and expenses.
Relevant Period: each period of twelve months ending on or about the last day of the proposed assignee’s financial year and each period of twelve months ending on or about the last day of each financial quarter.
Rents: the rents set out in clause 2.2.
Rent Commencement Date: the date of this lease.
Rent Payment Dates: 25 March, 24 June, 29 September and 25 December.
Revenue: means the aggregate of all sums of money or other consideration received or receivable for all goods sold, leased, hired or otherwise disposed of by the proposed assignee and for all services sold or performed by the proposed assignee excluding VAT, purchase tax and any similar sales or excise tax imposed directly on the proposed assignee in respect of the supply of goods or services;
Rights: the rights granted in Schedule 1.
Service Media: all media for the supply or removal of Utilities and all structures, plant, machinery and equipment ancillary to those media.
Signs: signs, fascia, awnings, placards, boards, posters and advertisements.
Term: the Contractual Term and any statutory continuation of this lease.
Termination Date: the date on which the Term ends (however it ends).
Title Matters: the matters set out in the charges register of title WSX254730 at 11:00:49 on 25 June 2021.
Transaction: is:
a)any dealing with this lease or the devolution or transmission of or parting with possession of any interest in it;
b)the creation of any underlease or other interest out of this lease or out of any interest or underlease derived from it and any dealing, devolution or transmission of or parting with possession of any such interest or underlease; or
c)the making of any other arrangement for the occupation of the Property.
Transfer Covenants: the covenants contained in paragraph 3.5 of Part III of the First Schedule and the Second Schedule of the transfer dated 19 January 2001 made between (1) The Borough Council of Worthing and (2) B & W Loudspeakers Limited;
Uninsured Risks: any of the risks expressly specified in the definition of Insured Risks where such risks are not insured against at the date of the relevant damage or destruction because:
a)of an exclusion or limitation imposed by the insurers; or
b)insurance for such risks was not generally available in the London insurance market on reasonable terms acceptable to the Landlord at the time the insurance policy was entered into;

but will not include loss or damage (or the risk of it) caused by reason of the Tenant’s acts or omissions or those acts and omissions caused by reason of an Authorised Person and Uninsured Risk means any one of the Uninsured Risks.
Utilities: electricity, gas, water, sewage, air-conditioning, heating, energy, telecommunications, ventilation, data and all other services and utilities.
Utility Costs: all costs in connection with the supply or removal of Utilities to or from the Property (or a fair proportion of the total cost if any of those costs are payable in respect of the Property together with any other property).
VAT: value added tax chargeable in the UK.
A reference to this lease, except a reference to the date of this lease or to the grant of this lease, is a reference to this deed and any deed, licence, consent, approval or other instrument supplemental or collateral to it.
1.2The Schedules form part of this lease and shall have effect as if set out in full in the body of this lease. Any reference to this lease includes the Schedules.
1.3Unless the context otherwise requires, references to clauses, Schedules and Annexes are to the clauses, Schedules and Annexes of this lease and references to paragraphs are to paragraphs of the relevant Schedule.
1.4Clause, Schedule and paragraph headings shall not affect the interpretation of this lease.
1.5A reference to:
(1)the Landlord includes a reference to the person entitled to the immediate reversion to this lease;
1.athe Tenant includes a reference to its successors in title and assigns; and
1.ba guarantor of the tenant covenants of this lease including the Guarantor and a guarantor who has entered into an authorised guarantee agreement.
1.6In relation to any payment, a reference to a fair proportion is to a fair proportion of the total amount payable, determined conclusively (except as to questions of law) by the Landlord.
1.7A person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality).
1.8Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.
1.9The expressions authorised guarantee agreement, landlord covenant and tenant covenant each has the meaning given to it by the LTCA 1995.
1.10Any obligation on the Tenant or any Guarantor not to do something includes an obligation not to allow that thing to be done and an obligation to use best endeavours to prevent that thing being done by another person.
1.11References to:
(a)the consent of the Landlord are to the consent of the Landlord given in accordance with clause 50.1;
(b)the approval of the Landlord are to the approval of the Landlord given in accordance with clause 50.3; and
(c)any consent or approval required from the Landlord shall be construed as also including a requirement to obtain the consent or approval of any mortgagee of the Landlord where such consent or approval is required under the terms of the mortgage. Except that nothing in this lease shall be construed as imposing on any mortgagee any obligation (or indicating that such an obligation is imposed on any mortgagee by the terms of the mortgage) not unreasonably to refuse any such consent.
1.12Unless the context otherwise requires, references to the Property are to the whole and any part of.
1.13Unless the context otherwise requires, any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.
1.14For the purposes of the definition of Insolvency Event:
(a)where any of the paragraphs in that definition apply in relation to:
(i)a partnership or limited partnership (as defined in the Partnership Act 1890 and the Limited Partnerships Act 1907 respectively), that paragraph shall apply subject to the modifications referred to in the Insolvent Partnerships Order 1994 (SI 1994/2421) (as amended); and
(ii)a limited liability partnership (as defined in the Limited Liability Partnerships Act 2000), that paragraph shall apply subject to the modifications referred to in the Limited Liability Partnerships Regulations 2001 (SI 2001/1090) (as amended); and
(b)Insolvency Event includes any analogous proceedings or events that may be taken pursuant to the legislation of another jurisdiction in relation to a tenant or guarantor incorporated or domiciled in such relevant jurisdiction.
1.15A reference to writing or written excludes fax and email.
1.16Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular.
1.17A working day is any day which is not a Saturday, a Sunday, a bank holiday or a public holiday in England or Wales.
1.18Unless expressly provided otherwise in this lease, a reference to legislation or a legislative provision is a reference to it as amended, extended or re-enacted from time to time.
1.19Unless expressly provided otherwise in this lease, a reference to legislation or a legislative provision shall include all subordinate legislation made from time to time under that legislation or legislative provision.
1.20If any provision or part-provision of this lease is or becomes invalid, illegal or unenforceable, it shall be deemed deleted, but that shall not affect the validity and enforceability of the rest of this lease.
2.Grant
2.1The Landlord lets the Property to the Tenant (at the request of the Guarantor):
(a)for the Contractual Term;
(b)with full title guarantee;
(c)together with the Rights;
(d)excepting and reserving the Reservations; and
(e)subject to all easements, quasi easements, rights and privileges affecting the Property and the Title Matters.
2.2The grant in clause 2.1 is made with the Tenant paying as rent to the Landlord:
(a)the Annual Rent;

(b)the Insurance Rent;
(c)all interest payable under this lease; and
(d)all other sums payable under this lease; and
(e)all VAT chargeable on the other rents set out in this clause 2.2.
3.Tenant covenants
The Tenant covenants with the Landlord to observe and perform the tenant covenants of this lease during the Term or (if earlier) until the Tenant is released from the tenant covenants of this lease by virtue of the LTCA 1995.

4.    Payment of Annual Rent
The Tenant must pay the Annual Rent by four equal installments in advance on or before the Rent Payment Dates except that:
(a)the Tenant must pay the first installment of Annual Rent on the Rent Commencement Date; and
(b)that first installment of Annual Rent shall be the proportion of the Annual Rent calculated on a daily basis for the period from and including the Rent Commencement Date to and including the day before the next Rent Payment Date after the Rent Commencement Date.
5.Payment method
The Tenant must pay the Annual Rent and all other sums payable under this lease by:
(a)electronic means from an account held in the name of the Tenant to the account notified from time to time to the Tenant by the Landlord; or
(b)any other method that the Landlord reasonably requires from time to time and notifies to the Tenant.
6.No set-off
The Tenant must pay the Annual Rent and all other sums payable under this lease in full without any set-off, counterclaim, deduction or withholding (other than any deduction or withholding of tax as required by law).
7.    Interest
7.1If any of the Annual Rent or any other sum payable by the Tenant under this lease has not been paid on its due date (or, if no date is specified, not paid within 3 working days after the date of demand), the Tenant must pay to the Landlord interest on that amount at the Default Interest Rate (both before and after any judgment). Such interest shall accrue on that amount on a daily basis for the period beginning on and including its due date to and including the date of payment.
7.2If the Landlord does not demand or accept any of the Annual Rent or any other sum due from, or tendered by, the Tenant under this lease because the Landlord reasonably believes that the Tenant is in breach of any of the tenant covenants of this lease, then, when that amount is accepted by the Landlord, the Tenant must pay to the Landlord interest on that amount at the Default Interest Rate. Such interest shall accrue on that amount on a daily basis for the period beginning on and including its due date to and including the date it is accepted by the Landlord.
8.Rates and Taxes.
8.1The Tenant must pay all Rates and Taxes.

8.2The Tenant must not make any proposal to alter the rateable value of the Property (or that value as it appears on any draft rating list) without the approval of the Landlord.
9.Utilities
9.1The Tenant must pay all Utility Costs.
9.2The Tenant must comply with all laws and with any recommendations of the relevant suppliers relating to the supply and removal of Utilities to or from the Property.
10.Common items
The Tenant must pay to the Landlord on demand a fair proportion of all properly incurred costs payable by the Landlord (including all properly incurred professional fees and disbursements) for the maintenance, repair, lighting, cleaning, rebuilding and renewal of all Service Media, structures and other items not on or in the Property but used or capable of being used by the Property in common with other land.
11.    Costs
The Tenant must pay on demand and on a full indemnity basis the costs and expenses of the Landlord including any solicitors’ or other professionals’ costs and expenses (whether incurred before or after the Termination Date) in connection with, or in contemplation of, any of the following:
(a)the enforcement of the tenant covenants of this lease (including the recovery of any arrears);
(b)the preparation and service of any notice in connection with this Lease;
(c)serving any notice or taking any proceedings in connection with this lease under section 146 or 147 of the LPA 1925 (notwithstanding that forfeiture is avoided otherwise than by relief granted by the court);
(d)serving any notice in connection with this lease under section 17 of the LTCA 1995;
(e)the preparation and service of a schedule of dilapidations in connection with this lease provided that that schedule is served on or before the date which is six months from and including the Termination Date; or
(f)any consent or approval applied for under this lease, whether or not it is granted (unless the consent or approval is unreasonably withheld by the Landlord);
12.Prohibition of dealings
Except as expressly permitted by clause 13 and clause 14 and clause 15 and clause 16, the Tenant must not:
(a)assign, underlet, charge, part with or share possession or occupation of the whole or part of either this lease or the Property; or
(b)assign, part with or share any of the benefits or burdens of this lease, or in any interest derived from it, whether by a virtual assignment or other similar arrangement; or
(c)hold the lease on trust for any person (except pending registration of a dealing permitted by this lease at HM Land Registry or by reason only of joint legal ownership).
13.Assignments
13.1Except as provided for in this clause 13 (Assignments) the Tenant may not assign the Lease.
13.2The Tenant may assign the whole of this lease with the consent of the Landlord (such consent not to be unreasonably withheld).

13.3The Landlord and the Tenant agree that, for the purposes of section 19(1 A) of the LTA 1927, the Landlord may give its consent to an assignment subject to all or any of the following conditions:
(a)Except for an assignment of whole to a Group Company, (if the Landlord reasonably requires) a condition that the assignor enters into an authorised guarantee agreement substantially in the form set out in Schedule 6 in favour of the Landlord (with such amendments and additions as the Landlord may reasonably require);
(b)a condition that any guarantor of the assignor (other than a guarantor under an authorised guarantee agreement) enters into a guarantee in favour of the Landlord in a form reasonably required by the Landlord guaranteeing that the assignor will comply with the    terms of the authorised guarantee agreement; or
(c)a condition that a person of standing acceptable to the Landlord (acting reasonably) enters into a guarantee and indemnity of the tenant covenants of this lease in the form set out in Schedule 5 (but with such amendments and additions as the Landlord may reasonably require).
13.4The Landlord and the Tenant agree that, for the purposes of section 19(1A) of the LTA 1927, the Landlord may refuse its consent to an assignment if any of the following circumstances exist:
(a)the Annual Rent or any other sum due under this lease is outstanding;
(b)there is a material breach of covenant by the Tenant that has not been remedied;
(c)if (in the reasonable opinion of the Landlord) the Assignment Test has not been satisfied;
(d)in the Landlord’s reasonable opinion, the proposed assignee (together with any guarantor, if applicable) is not of equal or greater covenant strength to the Tenant (when assessed together with any Guarantor) as at the date of this Lease to enable it to comply with the covenants and conditions contained in this lease; or
(e)the proposed assignee (or any proposed guarantor) is a corporation registered in, or an individual whose usual place of abode is in a jurisdiction in which a court order obtained in England and Wales will not be enforced without any consideration of the merits of the case.
13.5Nothing in this clause shall prevent the Landlord from giving consent subject to any other reasonable condition nor from refusing consent to an assignment in any other circumstance where it is reasonable to do so.
14.Underletting
14.1The Tenant may underlet the whole or part of the Property in accordance with this clause 14 and with the, consent of the Landlord (such consent not to be unreasonably withheld) and provided that the Tenant does not create more than three concurrent underleases at any time.
14.2The Tenant must not underlet the whole or part of the Property:
(a)together with any property, or any right over property, that is not included within this lease;
(b)at a fine or premium or reverse premium;
(c)allowing any rent-free period to the undertenant that exceeds the period that is then usual in the open market for such a letting;
(d)unless the underlease has first been validly excluded from the provisions of the LTA 1954 (where it is a lease that might otherwise acquire security of tenure under Part II of the LTA 1954);
(e)other than for a term that will expire on the earlier of (a) no later than three days before the Contractual Term expires by effluxion of time and (b) the date that this lease ends or is otherwise determined in accordance with this lease;

(f)unless the undertenant has first entered into a direct covenant in favour of the Landlord to observe and perform the tenant covenants in the underlease and any document that is collateral or supplemental to it; and
(g)unless a person of standing acceptable to the Landlord (acting reasonably) enters into a guarantee and indemnity of the tenant covenants of the underlease in favour of the Landlord in the form set out in Schedule 5 (but with such amendments and additions as the Landlord may reasonably require).
14.3Any underletting by the Tenant must include:
(a)an agreement between the Tenant and the undertenant that the provisions of sections 24 to 28 of the LTA 1954 are excluded from applying to the tenancy created by the underlease (where the underlease was required to be contracted out under clause 14.2(d));
(b)the reservation of a rent which is not less than the open market rental value of the Property at the date on which the Landlord grants consent to the underletting or that reasonably attributable to the part of the Property underlet;
and which is payable at the same times as the Annual Rent under this lease (but this shall not prevent an underlease providing for a rent-free period of a length permitted by clause 14.2(c));
(c)provisions for the review of rent at the same dates and on the same basis as the review of the Annual Rent in this lease;
(d)a covenant by the undertenant not to:
(i)assign or charge the whole or any part of the underlease;
(ii)part with, share possession or share occupation of the whole or any part of the underlet property;
(iii)underlet the whole or part only of the underlet property; and
(iv)hold the underlease on trust for any person (except pending registration of a dealing permitted by the underlease at HM Land Registry or by reason only of joint legal ownership);
(a)a covenant to comply with the terms of this lease except the covenant to pay the Annual Rent;
(b)covenants by the undertenant not to use the Property other than for the Permitted Use and including covenants consistent with this Lease and the Permitted Use;
(c)contains a right of re-entry on breach of any covenant by the undertenant; and
(d)provisions requiring the consent or approval of the Landlord to be obtained in respect of any matter for which the consent or approval of the Landlord is required under this lease.
14.4Any underletting by the Tenant must otherwise be:
(a)by deed;
(b)consistent with and include tenant covenants no less onerous than those in this lease excluding the covenant in this lease to pay the Annual Rent; and
(c)in a form approved by the Landlord (such approval not to be unreasonably withheld).
14.5In relation to any underlease granted by the Tenant, the Tenant must:
(a)not vary the terms of the underlease nor accept a surrender of the underlease without the consent of the Landlord (such consent not to be unreasonably withheld);
(b)enforce the tenant covenants in the underlease and not waive any of them nor allow any reduction in the rent payable under the underlease; and

(c)ensure that in relation to any rent review the revised rent is not agreed without the approval of the Landlord (such approval not to be unreasonably withheld).
15.Sharing Occupation
15.1The Tenant may share occupation of the Property with a Group Company for as long as that company remains a Group Company and provided that no relationship of landlord and tenant is established by that arrangement and the Tenant notifies the Landlord of the name of each occupier within five (5) working days of it having taken up occupation.
16.Charging
The Tenant may charge the whole of this lease with the consent of the Landlord (such consent not to be unreasonably withheld).
17.    Notification and registration of dealings
17.1Within one month of any Transaction, the Tenant must:
(a)give the Landlord notice of the Transaction;
(b)deliver a certified copy of any document effecting or evidencing the Transaction to the Landlord (including a certified copy of any notice served under, or any declaration or statutory declaration made in accordance with, section 38A of the LTA 1954 as part of such Transaction); and
(c)pay the Landlord a registration fee of £50 (plus VAT).
17.2In respect of every Transaction that is registrable at HM Land Registry, the Tenant must:
(a)promptly following completion of the Transaction apply to register it (or procure that the relevant person applies to register it);
(b)(or must procure that) any requisitions raised by HM Land Registry in connection with an application to register a Transaction are responded to promptly and properly; and
(c)within one month of completion of the registration, send the Landlord official copies of its title (and where applicable of the undertenant’s title).
17.3If requested by the Landlord, the Tenant must promptly supply the Landlord with full details of the occupiers of the Property and the terms on which they occupy it.
18.Repair
18.1The Tenant must:
(a)subject to clause 18.2, keep the Property in good and substantial repair and condition;
(b)keep the Property clean, tidy and clear of rubbish; and
(c)replace as soon as possible with glass of similar appearance and of similar or better quality any glass forming part of the Property that becomes cracked or broken.
18.2The Tenant shall not be liable to repair the Property (excluding any Excluded Insurance Items) to the extent that any disrepair has been caused by an Insured Risk unless and to the extent that:
(a)the policy of insurance of the Property has been vitiated or any insurance proceeds withheld in consequence of any act or omission of the Tenant (except where the Tenant has paid an amount equal to any insurance money that the insurers refuse to pay in accordance with paragraph 3.2(f) of Schedule 6); or
(b)the insurance cover in relation to that disrepair is limited as referred to in paragraph 1.3 of Schedule 4.

18.3To keep all plant, machinery and equipment at the Property in good and substantial repair and condition, such work to be carried out by qualified persons in accordance with all applicable codes of practice and guidance.
18.4As soon as reasonably practicable (and in any event within 2 months) to inform the Landlord in writing if a member of the Tenant’s facilities management team becomes aware of any Material Defect in the Property.
18.5To maintain and replace (where necessary in accordance with past practice and at the Tenant’s absolute discretion) any landlord’s fixtures and fittings in the Property with new ones of equivalent quality to the satisfaction of the Landlord (acting reasonably).
19.Decoration
19.1The Tenant must:
(a)decorate the exterior and interior of the Property as often as is reasonably necessary and also in the last three months before the Termination Date;
(b)carry out all decoration (including all appropriate preparatory work) in a good and proper manner using good quality materials that are appropriate to the Property and the Permitted Use; and
(c)carry out:
(i)any decoration of the exterior of the Property required at any time during the Term (including in the last three months before the Termination Date); and
(ii)the decoration of the interior of the Property required in the last three months before the Termination Date;
to the reasonable satisfaction of the Landlord and using materials, designs and colours approved by the Landlord (acting reasonably).
20.Alterations
In this clause 20 (Alterations) Non-Structural Alterations means non-structural alterations to the Property together with amendments to technical installations and M&E systems.
20.1Except as permitted by this clause 20, the Tenant must not make any alteration or addition to the Property.
20.2The Tenant may make structural alterations and improvements to the Property with the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed).
20.3The Tenant may make Non-Structural Alterations to the Property without the consent of the Landlord provided that in the case of Non-Structural Alterations, the Tenant has given the Landlord written details of any revision to the fit-out drawings of such Non-Structural Alterations within three months of completion of those Non-Structural Alterations.
20.4The Tenant is responsible for obtaining all third-party authorisations to the works described at clauses 20.2 and 20.3 with the Landlord’s co-operation (where required) at the Tenant’s cost.
20.5Any alterations or improvements or works carried out pursuant to this clause 20 must:
(a)not adversely affect the character, value, structural stability or statutory compliance of the Property or invalidate any warranties or guarantees; and
(b)The Tenant must not make any alterations which may materially adversely affect the energy efficiency or the Asset Rating of the Property; and

(c)be carried out in a good and workmanlike manner, using good quality materials which are fit for their intended purpose and in accordance with all required consents and relevant codes of practice and guidance; and
(d)provide the Landlord with any information relating to the alterations or improvements or work as may be reasonably required by its insurers; and
(e)where relevant given the nature of the works, use all reasonable endeavours to procure duly executed guarantees and/or collateral warranties in favour of the Landlord (in a form previously agreed by the Landlord acting reasonably) where guarantees and/or collateral warranties are provided by any contractors or consultants in favour of the Tenant in respect of any structural alterations.
21.Signs
21.1The Tenant must not:
(a)display any Signs inside the Property that are visible from the outside; or
(b)attach any Signs to the exterior of the Property;
except Signs of a design, size and number and in positions that are appropriate to the nature and location of the Property and to the Permitted Use.
21.2The Tenant may renew the Signs where necessary with the Landlord’s prior written consent (not to be unreasonably withheld or delayed).
22.Returning the Property to the Landlord
22.1The Tenant must return the Property to the Landlord on the Termination Date with vacant possession and in the repair and condition required by this lease.
22.2Unless otherwise required by the Landlord no less than six months prior to the Termination Date, the Tenant must by the Termination Date:
(a)remove all alterations and additions made, and all items fixed to or fastened to, the Property during the Contractual Term (whether or not they have been authorised by the Landlord);
(b)remove any Signs erected by the Tenant at the Property whether before or during the Contractual Term;
(c)return the Property in accordance with the Base Specification; and
(d)make good all damage caused in so doing to the Landlord’s satisfaction (acting reasonably).
22.3If the Tenant does not comply with its obligations under this clause 22, without prejudice to the Landlord’s other rights and remedies, to pay the Landlord the cost of remedying the breach, together with an amount equal to the Annual Rent in respect of a reasonable period required to remedy the breach.
22.4The Tenant:
(a)irrevocably appoints the Landlord to be the Tenant’s agent to store or dispose of any chattels or items fixed to the Property by the Tenant and left by the Tenant for more than ten working days after the Termination Date; and
(b)must indemnify the Landlord in respect of any claim made by a third party in relation to that storage or disposal
22.5The Landlord shall not be liable to the Tenant by reason of that storage or disposal.

23.Use
23.1The Tenant must not use the Property for any purpose other than the Permitted Use.
23.2The Tenant must not:
(a)use the Property for any illegal purposes nor for any purpose or in a manner that would cause loss, damage, injury, nuisance or inconvenience to the Landlord or any property that neighbours the Property;
(b)use the Property as a betting shop or an amusement arcade or otherwise for the purposes of gaming or gambling;
(c)hold any auction at the Property;
(d)allow any noise, music, flashing lights, fumes or smells to emanate from the Property so as to cause a nuisance or annoyance to any property that neighbours the Property;
(e)overload any part of the Property nor overload or block any Service Media at or serving the Property;
(f)store, sell or display any offensive, dangerous, illegal, explosive or highly flammable items at the Property;
(g)interfere with any Service Media at the Property;
(h)keep any pets or any other animal, bird, fish, reptile or insect at the Property (except guide dogs or other animals used as aids provided they are not kept at the Property overnight or left unattended); or
(i)allow any person to sleep at or reside on the Property.
23.3Nothing in this Lease will be deemed to constitute any representation or warranty by the Landlord that the Property can lawfully be used for any purpose authorised by this Lease.
24.Condition of the Property
24.1No representations by or on behalf of the Landlord have been made to the Tenant as to the state or condition of the Property.
24.2The Tenant has made its own independent investigation of the Property and is relying solely on such investigation.
25.Allow entry
25.1Subject to clause 25.2, the Tenant must allow all those entitled to exercise any right to enter the Property to enter the Property:
(a)except in the case of an emergency (when no notice shall be required), after having given reasonable notice (which need not be in writing) to the Tenant;
(b)at any reasonable time (whether or not during usual business hours); and
(c)with their workers, contractors, agents and professional advisers.
25.2The Tenant must allow any person authorised by the terms of a Third Party Right to enter the Property in accordance with that Third Party Right.
26.Keyholders and emergency contact details
The Tenant must provide to the Landlord in writing the names, addresses, email addresses and telephone numbers of at least two people who each:
(a)hold a full set of keys for the Property;

(b)hold all the access codes for the Tenant’s security systems (if any) at the Property; and
(c)may be contacted in case of emergency at any time outside the Tenant’s usual business hours.
27.Compliance with laws
27.1The Tenant must comply with all laws relating to:
(a)the Property and the occupation and use of the Property by the Tenant;
(b)the use or operation of all Service Media and any other machinery and equipment at or serving the Property whether or not used or operated;
(c)any works carried out at the Property; and
(d)all materials kept at or disposed of from the Property.
27.2Within three working days of receipt of any notice or other communication affecting the Property (and whether or not served pursuant to any law) the Tenant must:
(a)send a copy of the relevant document to the Landlord; and
(b)take all steps necessary to comply with the notice or other communication and take any other action in connection with it as the Landlord may require.
27.3The Tenant must not:
(a)apply for any Planning Consent for the Property without the Landlord’s consent (such consent not to be unreasonably withheld where the application relates to works permitted under this lease); or
(b)implement any Planning Consent for the Property without the Landlord’s consent (such consent not to be unreasonably withheld).
27.4Unless the Landlord otherwise notifies the Tenant, before the Termination Date the Tenant must carry out and complete any works stipulated to be carried out to the Property (whether before or after the Termination Date) as a condition of any Planning Consent for the Property that is implemented before the Termination Date by the Tenant, any undertenant or any other occupier of the Property.
27.5Within five (5) working days of submission to provide the Landlord with a copy of any application for a Planning Consent which the Tenant makes and to keep the Landlord fully informed of the progress of any such application and its result.
27.6Notwithstanding any consent for works which may be granted by the Landlord under this Lease, to supply to the Landlord a copy of any Planning Consent and not to implement any such Planning Consent without the Landlord’s prior consent (which will not be unreasonably withheld or delayed in the case of any matter where consent has otherwise been granted by the Landlord pursuant to the terms of this Lease).
27.7Not to enter into any agreement or obligation or serve any purchase notice under the Planning Acts without the Landlord’s prior consent (which may be given or withheld in the Landlord’s absolute discretion),
27.8To pay and satisfy any charge or levy which may be imposed in respect of any development by the Tenant on or at the Property.
27.9The Tenant must:
(a)comply with its obligations under the CDM Regulations;
(b)maintain the health and safety file for the Property in accordance with the CDM Regulations;
(c)give that health and safety file to the Landlord at the Termination Date;

(d)procure, and give to the Landlord at the Termination Date, irrevocable, non-exclusive, non-terminable, royalty-free licence(s) for the Landlord to copy and make full use of that health and safety file for any purpose relating to the Property. Those licence(s) must carry the right to grant sub-licences and be transferable to third parties without the consent of the grantor; and
(e)supply all information to the Landlord that the Landlord reasonably requires from time to time to comply with the Landlord’s obligations under the CDM Regulations.
27.10The Tenant must indemnify the Landlord against any liability under the Defective Premises Act 1972 in relation to the Property by reason of any failure of the Tenant to comply with any of the tenant covenants in this lease.
27.11The Tenant must keep:
(a)the Property equipped with all fire prevention, detection and fighting machinery and equipment and fire alarms which are required under all relevant laws or required by the insurers of the Property or reasonably required by the Landlord; and
(b)that machinery, equipment and alarms properly maintained and available for inspection.
28.Energy Performance Certificates
28.1When the current Energy Performance Certificate for the Property has expired, the Landlord must commission a new Energy Performance Certificate from an Energy Assessor approved by the Landlord.
28.2The Tenant must:
(a)co-operate with the Landlord so far as is reasonably necessary to allow the Landlord to obtain an Energy Performance Certificate and Recommendation Report for the Property; and
(b)allow such access to any Energy Assessor appointed by the Landlord as is reasonably necessary to inspect the Property for the purposes of preparing an Energy Performance Certificate and Recommendation Report for the Property.
28.3The Tenant shall not be required to commission a new Energy Performance Certificate for the Property.
28.4If the Tenant does anything which invalidates a valid Energy Performance Certificate for the Property whether pursuant to the EPC Regulations or otherwise, the Tenant will, if required to do so by the Landlord, provide information reasonably required by the Landlord to assist and indemnify the Landlord against the cost in obtaining a valid Energy Performance Certificate in accordance with the EPC Regulations.
29.Sustainability
29.1Collaboration and Information Sharing
(a)The Landlord and the Tenant confirm that they:
(i)wish to promote and improve the Environmental Performance of the Property wherever reasonably practicable; and
(ii)wish to co-operate with each other (without legal obligation) to identify appropriate strategies to promote and improve the Environmental Performance of the Property.
(b)The Tenant will share the Environmental Performance information it holds relating to the Property. This information will be shared on a regular basis with each other and with any third party that the Landlord and the Tenant agree should receive the information.
(c)The Landlord and Tenant will use the Environmental Performance information only for the purpose of:

(i)monitoring the Environmental Performance of the Property;
(ii)measuring the Environmental Performance of the Property against any agreed targets; and
(iii)reporting on the Environmental Performance of the Property at an asset or a corporate level and otherwise (unless they are under a statutory disclosure obligation), the Landlord and the Tenant must keep the information shared under this clause confidential.
(d)The Landlord may provide an environmental forum (the “Forum”) that will meet on a regular basis at reasonable times and on reasonable notice (but not more than once a quarter) to
(i)consider the adequacy and improvement of information sharing on energy and water use, waste production and recycling;
(ii)review the Environmental Performance of the Property;
(iii)agree targets and strategies for a travel plan for travelling to and from the Property; and
(iv)agree targets and strategies to improve the Environmental Performance of the Property.
(e)The Forum may take any form that affords an appropriate means of communication and exchange of views, whether by meeting or in person or not.
(f)The Landlord and the Tenant will each nominate a suitable person to participate in the Forum. They will try to ensure that their nominees attend and participate in any Forum meetings or discussions of which appropriate advance notice has been given.
(g)The Landlord and the Tenant may agree to allow third parties to participate in any Forum for a specified period or for a specified purpose.
30.Energy Use and Consumption
30.1The Tenant must:
(a)observe all reasonable regulations made by the Landlord for the use of energy within the Property provided that a written copy of such regulations is provided to the Tenant; and
(b)take all reasonable steps to improve energy efficiency and reduce consumption at the Property as are reasonably practical.
31.Waste Management and Recycling
31.1The Tenant must:
(a)comply with all applicable requirements and reasonable recommendations of the competent authorities relating to the collection of refuse from the Property; and
(b)observe all reasonable regulations made by the Landlord in respect of recycling for the Property.
32.Environmental Law
32.1To comply with all Environmental Laws relating to the Property.
32.2To obtain, maintain in force, and comply with, all Permits necessary to carry out the Permitted Use and to operate any trade or business at the Property in accordance with the Permitted Use.

32.3To provide the Landlord upon reasonable request with all information relating to the Tenant’s compliance with Environmental Law at the Property including (without limitation) copies of any Permit.
33.Registration of this lease
The Tenant must:
(a)apply to register this lease at HM Land Registry promptly and in any event within one month following the grant of this lease;
(b)ensure that any requisitions raised by HM Land Registry in connection with its application to register this lease at HM Land Registry are responded to promptly and properly; and
(c)send the Landlord official copies of its title within one month of completion of the registration.
34.Closure of registered title
The Tenant must make an application to HM Land Registry to close the registered title of this lease and the easements granted by this lease promptly (and in any event within one month following the Termination Date.
34.1The Tenant must:
(a)ensure that any requisitions raised by HM Land Registry in connection with its application to HM Land Registry pursuant to clause 34 are responded to promptly and properly; and
(b)keep the Landlord informed of the progress and completion of that application.
35.Encroachments and preservation of rights
35.1The Tenant must not permit any encroachment over the Property or permit any easements or other rights to be acquired over the Property.
35.2If any encroachment over the Property is made or attempted or any action is taken by which an easement or other right may be acquired over the Property, the Tenant must:
(a)immediately inform the Landlord and give the Landlord notice of that encroachment or action; and
(b)at the request and cost of the Tenant, adopt such measures as may be reasonably required or deemed proper for preventing any such encroachment or the acquisition of any such easement or other right.
35.3The Tenant must preserve all rights of light and other easements enjoyed by the Property.
35.4The Tenant must not prejudice the acquisition of any right of light or other easement for the benefit of the Property by obstructing any window or opening or giving any acknowledgement that the right is enjoyed with the consent of any third party or by any other act or default of the Tenant.
35.5If any person takes or threatens to take any action to obstruct or interfere with any easement or other right enjoyed by the Property or any such easement in the course of acquisition, the Tenant must:
(a)immediately inform the Landlord and give the Landlord notice of that action; and
(b)at the request and cost of the Tenant, adopt such measures as may be reasonably required or deemed proper for preventing or securing the removal of the obstruction or the interference.
36.Guarantor consent and replacement
36.1For so long as any Guarantor remains liable to the Landlord, the Tenant must, if the Landlord so requests, procure that the Guarantor does all or any of the following:

(a)joins in any consent or approval required under this lease; and
(b)consents to any variation of the tenant covenants of this lease.
36.2Within three (3) working days to notify the Landlord if any of the Insolvency Events occur in relation to any Guarantor and, within one month of the occurrence of such event, procure that one or more guarantors acceptable to the Landlord (acting reasonably) enter into covenants with the Landlord in the form set out in Schedule 5 (with such amendments and additions as the Landlord may reasonably require) and pay the Landlord’s reasonable and proper legal costs in connection with that deed.
37.Guarantor
The Guarantor covenants with the Landlord in the terms of Schedule 5.
38.    Indemnity
The Tenant must keep the Landlord indemnified against all liabilities, expenses, costs (including, but not limited to, any solicitors’ or other professionals’ costs and expenses), claims, damages and losses (including, but not limited to, any diminution in the value of the Landlord’s interest in the Property and loss of amenity of the Property) suffered or incurred by the Landlord arising out of or in connection with:
(a)any breach of any tenant covenants in this lease;
(b)any use or occupation of the Property or the carrying out of any works permitted or required to be carried out under this lease; or
(c)any act, default, neglect or omission of the Tenant or any Authorised Person.
39.Title Matters
The Tenant covenants with the Landlord to:
(a)comply with all Title Matters, the Covenants and the Transfer Covenants;
(b)comply with all of the covenants on behalf of the Licensee in the Highways Licences; and
(c)keep the Landlord indemnified against all liabilities, payments, expenses, costs (including but not limited to any reasonable and properly incurred solicitors’ or other professionals’ costs and expenses) claims, damages and losses suffered or incurred by the Landlord arising out of or in connection with the Title Matters, the Highways Licences and the Transfer Covenants.
40.Landlord covenants
The Landlord covenants with the Tenant to observe and perform the landlord covenants of this lease during the Term.
41.    Quiet enjoyment
The Landlord covenants with the Tenant that the Tenant shall have quiet enjoyment of the Property without any interruption by the Landlord or any person claiming under the Landlord except as otherwise permitted by this lease.
42.    Exercise of right of entry
In exercising any right of entry on to the Property pursuant to Schedule 2, the Landlord must:
(a)except in case of emergency, give reasonable notice of its intention to exercise that right to the Tenant;
(b)where reasonably required by the Tenant, exercise that right only if accompanied by a representative of the Tenant;

(c)cause as little damage as possible to the Property and to any property belonging to or used by the Tenant;
(d)cause as little inconvenience as reasonably possible to the Tenant; and
(e)promptly make good any physical damage caused to the Property by reason of the Landlord exercising that right.
43.Re-entry and forfeiture
43.1The Landlord may re-enter the Property (or any part of the Property in the name of the whole) at any time after any of the following occurs:
(a)the whole or any part of the Rents is unpaid 14 days after becoming payable (whether it has been formally demanded or not);
(b)any breach of any condition of, or tenant or Guarantor covenant in, this lease; or
(c)an Insolvency Event.
43.2If the Landlord re-enters the Property (or any part of the Property in the name of the whole) pursuant to this clause, this lease shall immediately end but without prejudice to any right or remedy of the Landlord in respect of any breach of covenant by the Tenant and/or any Guarantor.
44.Section 62 of the LPA 1925
The grant of this lease does not create by implication any easements or other rights for the benefit of the Property or the Tenant and the operation of section 62 of the LPA 1925 is excluded.
45.    Compensation on vacating
Any right of the Tenant (or anyone deriving title under the Tenant) to claim compensation from the Landlord on leaving the Property under the LTA 1954 is excluded (except to the extent that the legislation prevents that right being excluded).
46.    No restriction on Landlord’s use
Nothing in this lease shall impose or be deemed to impose any restriction on the use by the Landlord of any neighbouring or adjoining property.
47.    Limitation of liability
The Landlord shall not be liable to the Tenant for any failure of the Landlord to perform any landlord covenant in this lease unless the Landlord knows it has failed to perform the covenant (or reasonably should know this) and has not remedied that failure within a reasonable time.
48.    Breach of repair and maintenance obligation
48.1The Landlord may enter the Property to inspect its condition and state of repair and give the Tenant a notice of any breach of any of the tenant covenants in this lease relating to the condition or repair of the Property.
48.2Following the service of a notice pursuant to clause 48.1, the Landlord may enter the Property and carry out the required works if the Tenant:
(a)has not begun any works required to remedy any breach specified in that notice within two months of the notice or, if works are required as a matter of emergency, immediately; or
(b)is not carrying out the required works with all due speed.
48.3The costs incurred by the Landlord in carrying out any works pursuant to clause 48.2 (and any professional fees and any VAT in respect of those costs) shall be a debt due from the Tenant to the Landlord and payable on demand.

48.4Any action taken by the Landlord pursuant to this clause 48 shall be without prejudice to the Landlord’s other rights (including those under clause 43).
49.Notices
49.1Except where this lease specifically states that a notice need not be in writing, any notice given under or in connection with this lease shall be in writing and given:
(a)by hand:
(i)if the party is a company incorporated in the United Kingdom, at that party’s registered office address;
(ii)if the party is a company not incorporated in the United Kingdom, at that party’s principal place of business in the United Kingdom; or
(iii)in any other case, at that party’s last known place of abode or business in the United Kingdom; or
(b)by pre-paid first-class post or other next working day delivery service:
(i)if the party is a company incorporated in the United Kingdom, at that party’s registered office address;
(ii)if the party is a company not incorporated in the United Kingdom, at that party’s principal place of business in the United Kingdom; or
(iii)in any other case, at that party’s last known place of abode or business in the United Kingdom.
49.2If a notice complies with the criteria in clause 49.1, whether or not this lease requires that notice to be in writing, it shall be deemed to have been received if:
(a)delivered by hand, at the time the notice is left at the proper address; or
(b)sent by pre-paid first-class post or other next working day delivery service, on the second working day after posting.
49.3This clause does not apply to the service of any proceedings or other documents in any legal action or, where applicable, any arbitration or other method of dispute resolution.
50.Consents and approvals
50.1Where the consent of the Landlord is required under this lease, a consent shall only be valid if it is given by deed unless:
(a)it is given in writing and signed by the Landlord; and
(b)it expressly states that the Landlord waives the requirement for a deed in that particular case.
50.2If a waiver is given pursuant to clause 50.1, it shall not affect the requirement for a deed for any other consent.
50.3Where the approval of the Landlord is required under this lease, an approval shall only be valid if it is in writing and signed by or on behalf of the Landlord unless:
(a)the approval is being given in a case of emergency; or
(b)this lease expressly states that the approval need not be in writing.
50.4If the Landlord gives a consent or approval under this lease, the giving of that consent or approval shall not:
(a)imply that any consent or approval required from a third party has been obtained; or

(b)obviate the need to obtain any consent or approval from a third party.
50.5Where the Tenant requires the consent or approval of any mortgagee to any act or omission under this lease, then (subject to clause 1.11) at the cost of the Tenant the Landlord must use reasonable endeavours to obtain that consent or approval.
50.6Where:
(a)the consent of a mortgagee is required under this lease, a consent shall only be valid if it would be valid as a consent given under the terms of the mortgage; or
(b)the approval of a mortgagee is required under this lease, an approval shall only be valid if it would be valid as an approval given under the terms of the mortgage.
51.VAT
51.1All sums payable by either party under or in connection with this lease are exclusive of any VAT that may be chargeable.
51.2A party to this lease must pay VAT in respect of all taxable supplies made to that party in connection with this lease on the due date for making any payment or, if earlier, the date on which that supply is made for VAT purposes.
51.3Every obligation on either party, under or in connection with this lease, to pay any sum by way of a refund or indemnity, includes an obligation to pay an amount equal to any VAT incurred on that sum by the receiving party (except to the extent that the receiving party obtains credit for such VAT).
52.Notices
Within three (3) working days of receipt of any notice or other communication affecting the Property, its use or occupation, to send a copy to the Landlord and to take all steps necessary to comply with the notice or communication and take any other action in respect of it which the Landlord may reasonably require.
53.    Joint and several liability
Where a party comprises more than one person, those persons shall be jointly and severally liable for the obligations and liabilities of that party arising under this lease. The party to whom those obligations and liabilities are owed may take action against, or release or compromise the liability of, or grant time or other indulgence to, any one of those persons without affecting the liability of any other of them.
54.    Entire agreement
54.1This lease and the documents annexed to it constitute the whole agreement between the parties and supersede all previous discussions, correspondence, negotiations, arrangements, understandings and agreements between them relating to their subject matter.
54.2Each party acknowledges that in entering into this lease and any documents annexed to it it does not rely on, and shall have no remedies in respect of, any representation or warranty (whether made innocently or negligently).
54.3Nothing in this lease constitutes or shall constitute a representation or warranty that the Property may lawfully be used for any purpose allowed by this lease.
54.4Nothing in this clause shall limit or exclude any liability for fraud.
55.Contracts (Rights of Third Parties) Act 1999
This lease does not give rise to any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this lease.

56.    Governing Law
This lease and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the law of England and Wales.
57.    Jurisdiction
Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with this lease or its subject matter or formation.
This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

Schedule 1 Rights
1.In common with the Landlord and any other person authorised by the Landlord, the Landlord grants to the Tenant the following easements (for the benefit of the Property) and the following other rights:
2.A right of access to the Property twenty-four hours a day three hundred and sixty five days a year.

Schedule 2 Reservations
1.The right to enter the Property for any other purpose mentioned in or connected with:
(a)this lease;
(b)the Reservations; or
(c)the Landlord’s interest in the Property.
2.The following rights are excepted and reserved to the Landlord:
2.1The right, at all reasonable times (and except in an emergency when no notice need be given) upon reasonable notice, to enter upon the Property to connect into, inspect, repair, clean, maintain, alter, replace or lay any Service Media, the person exercising such right doing as little damage to the Property as reasonably practicable and making good any physical damage caused to the Property; and
2.2the right to erect scaffolding at the Property and the right to (and to permit others to) develop, build, alter, redevelop and use any adjoining or neighbouring property (whether or not owned by the Landlord) as the Landlord may think fit and to grant any easement right or privilege for the benefit of such property or to consent to the same notwithstanding that the access of light or air to the Property may be obstructed or affected as a result and the Tenant will not be entitled to compensation for any damage or disturbance caused by or suffered through any such use or development.
2.3The Reservations are:
(a)excepted and reserved notwithstanding that the exercise of any of the Reservations or the works carried out pursuant to them result in a reduction in the flow of light or air to the Property or loss of amenity for the Property provided that they do not materially adversely affect the use and enjoyment of the Property for the Permitted Use.
(b)may be exercised by:
(i)the Landlord;
(ii)anyone else who is or becomes entitled to exercise them; and
(iii)anyone authorised by the Landlord.
2.4No party exercising any of the Reservations, nor its workers, contractors, agents and professional advisers, shall be liable to the Tenant or to any undertenant or other occupier of or person at the Property for any loss, damage, injury, nuisance or inconvenience arising by reason of its exercising any of the Reservations except for:
(a)Physical damage to the Property.
(b)Any loss, damage, injury, nuisance or inconvenience in relation to which the law prevents the Landlord from excluding liability.

Schedule 3 Rent review
1.Definitions
For the purposes of this Schedule:
Accountant: an independent professionally qualified chartered accountant:
(a)previously agreed upon by the parties; or
(b)in the absence of such agreement, nominated on the application of either party at any time after the date one month after the relevant Review Date by the President for the time being of the Institute of Chartered Accountants in England and Wales or his appointed deputy, provided that if the Accountant dies or otherwise becomes unwilling or incapable of acting the President referred to in paragraph (b) may upon the application of either party discharge him and appoint another Accountant to act in his place in the same capacity and this will be repeated as many times as the circumstances may require;
Index: means the Consumer Prices Index (CPI) published by the Office for National Statistics or such other body on whom the duties for the preparation of such Index shall devolve;
Multiple: the figure calculated to four decimal places by the following formula:
M = A/B
where:
“M” is the Multiple
“A” is the most recent published figure for the Index before the expiration of Year 1, Year 2, Year 3, Year 4, Year 5, Year 6, Year 7, Year 8, Year 9 and Year 10 (as applicable); and
“B” is the most recent published figure for the Index before the expiration of the immediately preceding Year to the relevant Year (or the Term Commencement Date in the case of the calculation for Year 1 under this Lease),
PROVIDED THAT if on any relevant date the Multiple is calculated to be a figure greater than 1.0300 then the Multiple at that date shall be deemed to be 1.0300 and if the Multiple is calculated to be a negative figure then the Multiple at that date shall be deemed to be 1.0000;
“Review Date” means 31 August 2026 (the “First Review Date”) and 31 August 2031(the “Second Review Date”)
(and “relevant Review Date” is to be construed accordingly);
“Revised Rent” means the figure determined in accordance with the following formula (as applicable):
(a)First Review Date
RR = A x B x C x D x E x F
where:
“RR” is the Revised Rent;
“A” is the Rent payable immediately prior to the First Review Date (disregarding any rent suspension);
“B” is the Multiple for Year 1;
“C” is the Multiple for Year 2;
“D” is the Multiple for Year 3;

“E” is the Multiple for Year 4;
“F” is the Multiple for Year 5;
PROVIDED THAT where the formula produces an RR which is greater than the sum of 1.1590 (115.9%) multiplied by the Annual Rent reserved by this Lease immediately before the First Review Date then the RR shall be deemed to be 1.1590 (115.9%) multiplied by the Annual Rent reserved by this Lease immediately before the First Review Date
(b)Second Review Date
RR = G x H x l x J x K x L
where:
“RR” is the Revised Rent;
“G” is the Rent payable immediately prior to the Second Review Date (disregarding any rent suspension);
“H” is the Multiple for Year 6;
“I” is the Multiple for Year 7;
“J” is the Multiple for Year 8;
“K” is the Multiple for Year 9;
“L” is the Multiple for Year 10;
PROVIDED THAT where the formula produces an RR which is greater than the sum of 1.1590 (115.9%) multiplied by the Annual Rent reserved by this Lease immediately before the Second Review Date then the RR shall be deemed to be 1.1590 (115.9%) multiplied by the Annual Rent reserved by this Lease immediately before the Second Review Date
“Year” means each of Year 1, Year 2, Year 3, Year 4, Year 5, Year 6, Year 7, Year 8, Year 9 and Year 10, as applicable, and “relevant Year” shall be construed accordingly;
“Year 1” means the first period of 12 months of the Contractual Term; and
“Year 2”, “Year 3”, “Year 4”, “Year 5”, “Year 6”, “Year 7”, “Year 8”, “Year 9” and “Year” 10” means the consecutive second, third, fourth, fifth, sixth, seventh, eighth, ninth and tenth 12 month periods of the Contractual Term.
1.2.1Revised Rent
With effect from and including each Review Date the Annual Rent shall be reviewed and the Annual Rent payable up to but not including the next Review Date shall be the higher of:
(a)the Annual Rent reserved by this Lease immediately before the relevant Review Date; and
(b)the Revised Rent.
1.2.2Failure to Agree
1.2.1The Landlord will notify the Tenant of the proposed amount of the Annual Rent payable from each Review Date.
1.2.2If the Tenant disputes the Landlord’s calculation by reason of any adjustments that need to be made to reflect any rebasing of the Index between any Review Dates or if the Index ceases to exist or for any other bona fide reason then the Tenant may refer the matter to the determination of the Accountant.

1.2.3If the Tenant refers the proposed amount of the Annual Rent to the Accountant, the Accountant will:
(a)act as an independent expert in calculating the Annual Rent for the period following the relevant Review Date on the basis of his considered judgment of the increase in consumer retail prices in the United Kingdom since the time of the last Review Date (or the date of commencement of the Term in the case of the first Review Date);
(b)allow the parties a reasonable opportunity of making one set of written representations and one set of written counter-representations to him;
(c)take those representations and counter-representations into account; and
(d)give written reasons for his determination.
1.2.4The award of the Accountant will be binding on the parties (except in the case of manifest error) and the costs of the reference to him and of his determination including his own fees and expenses and the legal and other costs of the parties will lie in his award but failing such award his costs will be borne equally by the parties who will each bear their own costs.
1.2.5If the amount of the Annual Rent payable from the relevant Review Date has not been agreed by the relevant Review Date the Tenant will continue to pay the Annual Rent at the rate applicable immediately before the relevant Review Date and on the later of:
(a)The date 10 working days after the day on which the Revised Rent is finally agreed or determined; and
(b)The date 10 working days following receipt by the Tenant of a valid VAT invoice from the Landlord for any increased rent, the Tenant will pay the amount of any increase for the period from and including the relevant Review Date up to the rent payment date following that agreement or determination together with interest at the Interest Rate on each part of that payment for the period on and from the date on which that part would have been payable had the Revised Rent been agreed before the Review Date up to the date on which payment was due.
1.3Memorandum of Review
a.Within 20 working days after the Annual Rent is notified by the Landlord or determined by the Accountant (as applicable) a memorandum recording the increased Annual Rent will be executed by the parties at their own cost and attached to this Lease and to the Counterpart (but that memorandum will be regarded as evidential only and its absence will not affect the liability of the Tenant to pay any increased Annual Rent).
1.4Time not of the Essence
a.Time is not of the essence for the purposes of this Schedule 3.
1.5Worked Example
Worked examples as follows from a base rent of […***…] with the percentages being the percentage increases in the Index during the relevant year.
Example 1
Variable CPI with below and above the 0% collar and all below the 3% cap

CPI figures:
Year 1	0.70%
Year 2	0.10%
Year 3	-1.10%
Year 4	2.60%
Year 5	2.80%

End of year 1 […***…]	X	1.007 =	[…***…]
End of year 2 […***…]	X	1.001 =	[…***…]
End of year 3 […***…]	X	1.000 =	[…***…]
End of year 4 […***…]	X	1.026 =	[…***…]
End of year 5 […***…]	X	1.028 =	[…***…]

Example 2
Variable CPI both above and below the 3% cap

CPI figures:
Year 1	0.70%
Year 2	0.10%
Year 3	1.10%
Year 4	3.60%
Year 5	2.80%

End of year 1 […***…]	X	1.007	[…***…]
End of year 2 […***…]	X	1.001	[…***…]
End of year 3 […***…]	X	1.011	[…***…]
End of year 4 […***…]	X	1.03	[…***…]
End of year 5 […***…]	X	1.028	[…***…]

Example 3
All CPI above the 3% cap

CPI figures:
Year 1	3.70%
Year 2	3.10%
Year 3	4.10%
Year 4	3.60%
Year 5	3.80%

End of year 1 […***…]	X	1.03 =	[…***…]
End of year 2 […***…]	X	1.03 =	[…***…]
End of year 3 […***…]	X	1.03 =	[…***…]
End of year 4 […***…]	X	1.03 =	[…***…]
End of year 5 […***…]	X	1.03 =	[…***…]

Schedule 4 Insurance
1.Landlord’s obligation to insure
1.1Subject to paragraph 1.2 and paragraph 1.3 of this Schedule, the Landlord must keep the Property insured against loss or damage    by the Insured Risks for the Reinstatement Cost.
1.2The Landlord shall not be obliged to insure:
(a)the Excluded Insurance Items or repair any damage to or destruction of the Excluded Insurance Items. References to the Property in this Schedule 4 shall exclude the Excluded Insurance Items;
(b)any alterations to the Property that form part of the Property unless:
(i)those alterations are permitted or required under this lease;
(ii)those alterations have been completed in accordance with this lease and (where applicable) in accordance with the terms of any consent or approval given under this lease; and
(iii)the Tenant has notified the Landlord of the amount for which those alterations should be insured and provided evidence of that amount that is satisfactory to the Landlord (acting reasonably); or
(c)the Property when the insurance is vitiated by any act or omission of the Tenant or any Authorised Person.
1.3The Landlord’s obligation to insure is subject to any reasonable and market-standard limitations, excesses and conditions that may be imposed by the insurers.
2.Landlord to provide insurance details
2.1In relation to any insurance effected by the Landlord under this Schedule 4, the Landlord must:
(a)at the request of the Tenant (such request not to be made more frequently than once a year) supply the Tenant with full details of the insurance policy;
(b)procure that the Tenant is informed of any material change in the scope, level or terms of cover as soon as reasonably practicable;
(c)use reasonable endeavours to procure that the Landlord’s insurer permits the interest of the Tenant to be noted on the policy of insurance either specifically or by way of a general noting of tenants’ interests under the conditions of the insurance policy;
3.Tenant’s obligations
3.1The Tenant must pay to the Landlord on demand:
(a)the Insurance Rent;
(b)any amount that is deducted or disallowed by the insurers pursuant to any excess provision in the insurance policy; and
(c)any costs that the Landlord incurs in obtaining a valuation of the Property for insurance purposes provided that the Tenant shall not be obliged to contribute towards the costs of any such valuations carried out more frequently than once every one (1) year.
3.2The Tenant must:
(a)immediately inform the Landlord if any matter occurs in relation to the Tenant or the Property that any insurer or underwriter may treat as material in deciding whether or on what terms to insure or to continue to insure the Property and must also give the Landlord notice of that matter;
(b)not do or omit to do anything as a result of which:
(i)any insurance policy for the Property may become void or voidable or otherwise prejudiced;
(ii)the payment of any policy money may be withheld; or
(iii)any increased or additional insurance premium may become payable (unless the Tenant has previously notified the Landlord and has paid any increased or additional premium (including any IPT due on that amount));
(c)comply at all times with the requirements and recommendations of the insurers relating to the Property where written details of those requirements or recommendations have first been given to the Tenant;
(d)give the Landlord immediate notice of the occurrence of any damage or loss relating to the Property arising from an Insured Risk or an Uninsured Risk or any other event that might affect any insurance policy relating to the Property;
(e)except for the Excluded Insurance Items, not effect any insurance of the Property but, if the Tenant becomes entitled to the benefit of any insurance proceeds in respect of the Property, pay those proceeds or cause them to be paid to the Landlord; and
(f)pay the Landlord within 7 days of demand an amount equal to any insurance money that the insurers of the Property refuse to pay in relation to the Property by reason of any act, default, neglect or omission of the Tenant or any Authorised Person.
4.Rent suspension
4.1Subject to paragraph 4.2 of this Schedule 4, if any Property Damage by an Insured Risk occurs, payment of the Annual Rent (or a fair proportion of it according to the nature and extent of that Property Damage) shall be suspended until the earlier of:
(a)the date on which the Property has been reinstated so that it is fit for occupation and use; and
(b)the date which is three years from and including the date on which that Property Damage occurred.
4.2The Annual Rent shall not be suspended under paragraph 4.1 of this Schedule 4 if the Property Damage is caused by:
(a)an Insured Risk and:
(i)the policy of insurance in relation to the Property has been vitiated in whole or in part as a result of any act or omission of the Tenant or any Authorised Person; and
(ii)the Tenant has not complied with paragraph 3.2(f) of this Schedule 4.
4.3The Landlord shall refund to the Tenant as soon as reasonably practicable a due proportion of the Annual Rent paid in advance that relates to any period after the date of damage or destruction but only to the extent that such sums would otherwise have been suspended pursuant to clause 4.1.
5.Landlord’s obligation to reinstate following damage or destruction by an Insured
5.1Following any damage to or destruction of the Property by an Insured Risk, the Landlord must:
(a)use reasonable endeavours to obtain all necessary planning and other consents to enable the Landlord to reinstate the Property; and
(b)reinstate the Property except that the Landlord shall not be obliged to:

(i)reinstate unless all necessary planning and other consents are obtained;
(ii)reinstate if the insurance has been vitiated or payment of the insurance moneys refused in whole or in part as a result of the act, default or neglect of the Tenant or an Authorised Person and the Tenant has not paid the sums due under paragraph 3.1(b) and paragraph 3.2(f) of this Schedule 4;
(i)provide accommodation or facilities identical in layout or design so long as accommodation reasonably equivalent to that previously at the Property is provided; or
(ii)reinstate after a notice to terminate has been served pursuant to this Schedule 4.
6.Termination if reinstatement impossible or impractical following Property Damage by an Insured Risk
Following Property Damage by an Insured Risk, if the Landlord (acting reasonably) considers that it is impossible or impractical to reinstate the Property, the Landlord may terminate this lease by giving notice to the Tenant within six (6) months from and including the date on which that Property Damage occurred.
7.Uninsured Risks
(a)If the whole or part of the Property are destroyed or damaged by an Uninsured Risk so as to render the Property inaccessible or unfit for    occupation or use then the Landlord may give the Tenant notice either that:
(i)it wishes to reinstate at its own cost (a “Reinstatement Notice”); or
(ii)it does not wish to reinstate, in which case this Lease will terminate with immediate effect, but without prejudice to the rights and remedies of either party in respect of any earlier breach.
(b)If the Landlord does not give the Tenant a Reinstatement Notice within 12 months of the date of damage or destruction, then the Tenant may (unless the Landlord has served a Reinstatement Notice in the meantime) give notice to the Landlord terminating this Lease with immediate effect, but without prejudice to the rights and remedies of either party in respect of any earlier breach.
(c)If the Landlord gives the Tenant a Reinstatement Notice then clauses 5 (Reinstatement), and paragraph 6.(Option to determine) will apply as if the damage or destruction had been caused by an Insured Risk and the loss of rent insurance period in clauses 6 (Rent suspension) and 7 (Option to determine) will be deemed to be three years.
8.Termination if reinstatement not complete by expiry of rent suspension
If Property Damage by an Insured Risk occurs and the Property has not been reinstated so as to make it fit for occupation and use by the date which is three years after the date on which that Property Damage occurred, either party (in the case of the Tenant, provided that the insurance has not been vitiated or payment of the insurance moneys refused in whole or in part as a result of the act or default of the Tenant) may at any time thereafter terminate this lease by giving notice to the other provided that:
(a)such notice is served before the Property has been reinstated so as to make it fit for occupation and use; and
(b)where the Tenant serves the notice, the failure to reinstate so that the Property is fit for occupation and use is not caused by a breach of the Tenant’s obligations under clause 3 of this Schedule 4.

9.Consequences of termination
9.1If either party gives a notice to terminate this lease in accordance with this Schedule 4:
(a)this lease shall terminate with immediate effect from the date of the notice;
(b)none of the parties shall have any further rights or obligations under this lease except for the rights of any party in respect of any earlier breach of this lease; and
(c)any proceeds of the insurance for the Property shall belong to the Landlord.

Schedule 5 Guarantee
1.The Guarantor as principal debtor and primary obligor irrevocably:
1.1guarantees to the Landlord that the Tenant will, until the Tenant is released by virtue of the 1995 Act,:
1.1.1pay the rents and all other sums payable under this Lease and observe and perform the tenant covenants of this Lease; and
1.1.2observe and perform the obligations on the part of the Tenant in any AGA;
and if the Tenant defaults the Guarantor will itself comply with those covenants and obligations; and

1.2covenants to indemnify the Landlord against all losses, damages, costs and expenses incurred by the Landlord as a result of the Tenant’s failure to make such payments or observe and perform such covenants and obligations; and
1.3covenants to join in and give its consent to the terms of any consent, approval, variation or other document which may be entered into by the Tenant related to or in connection with this Lease and all of the obligations of the Guarantor will remain in full force and effect in respect of this Lease and will extend and apply to this Lease as varied by any supplemental document.
2.The liability of the Guarantor will not be reduced or discharged by:
2.1any time or indulgence or other concession granted by the Landlord to the Tenant (or any other person);
2.2any neglect, delay or forbearance of the Landlord in endeavouring to obtain payment of the rents or in enforcing the performance or observance of any of the covenants and obligations of the Tenant (or any other person) under this Lease or any AGA;
2.3any refusal by the Landlord to accept rents at a time when the Landlord believes that it was entitled, or (after the service of a notice under section 146 of the 1925 Act) would have been entitled, to re-enter the Premises;
2.4any consents, approvals, agreements or arrangements which may be given by the Landlord to the Tenant or agreed between them;
2.5the surrender by the Tenant of part of the Premises, in which event the liability of the Guarantor will continue in respect of the Premises not so surrendered after making any necessary apportionments under section 140 of the 1925 Act;
2.6the Tenant being dissolved, or being struck off the register of companies or otherwise ceasing to exist, or, if the Tenant is an individual, by the Tenant dying or becoming incapable of managing its affairs; or
2.7(except to the extent that the liability of the Guarantor is affected by section 18 of the 1995 Act) any variation of the terms of this Lease whether or not the same is prejudicial to the Guarantor;
2.8any right to set-off or counterclaim that the Tenant or the Guarantor may have;
2.9the existence or occurrence in relation to the Tenant or the Guarantor of any matter referred to in any of clauses clause 43.1 or clause 43.2. (insolvency related events); or
2.10any other act, omission, matter or thing by which, but for this provision, the obligations of the Guarantor would have been discharged or diminished (except a release by deed given by the Landlord to the Guarantor).
3.If the Landlord requires, by giving to the Guarantor written notice within six months of:
3.1.this Lease being forfeited

3.2.the Landlord receiving notice ability of the Tenant under this Lease being disclaimed or of the Tenant ceasing to exist;
a.the Guarantor will at the Guarantor’s own cost (including payment of the Landlord’s costs) accept the grant of a new lease of the Premises;
3.3.for a term starting and taking effect on the date of the disclaimer or forfeiture of this Lease;
3.4.ending on the date when this Lease would have ended if the disclaimer or forfeiture had not happened;
3.5.at the same rent as the Annual Rent reserved under this Lease (unless there is a rent review due or one becomes due before completion of the new lease, in which case the rent will be that which would have been agreed or decided under this Lease) together with all other sums payable;
3.6.containing rent review dates on each unimplemented rent review date under this Lease that falls after the term commencement date of the new lease;
a.and otherwise on the same terms and conditions as this Lease;
4.If the Landlord does not require the Guarantor to take a new lease, the Guarantor will pay to the Landlord within seven days of demand a sum equal to the rents and all other sums which would have been payable under this Lease, but for the forfeiture or disclaimer of the Lease or the Tenant ceasing to exist, for the period of six months following the date of such event or (if earlier) until the date upon which rent becomes payable in the event that the Landlord re-lets the Premises.
5.The Guarantor will not claim in competition with the Landlord in any insolvency proceedings or arrangement of the Tenant and will pay to the Landlord any money it receives under such proceedings or arrangement to the extent of its liability to the Landlord.
6.Any payment or dividend that the Landlord receives from the Tenant, or its estate, or any other person in connection with any insolvency proceedings or arrangement involving the Tenant will be taken and applied as a payment in gross and will not prejudice the right of the Landlord to recover from the Guarantor to the full extent of the Guarantor’s obligations under this schedule.
7.The Guarantor will not exercise any right or remedy that it may have, whether against the Tenant or any other person, in respect of any amount paid or other obligation performed by the Guarantor under this schedule unless and until all the Guarantor’s obligations under this schedule have been fully performed.
8.The Guarantor will not be entitled to claim or participate in any other security held by the Landlord in respect of the Tenant’s liability to pay the rents reserved by this Lease or to observe and perform the tenant covenants of this Lease.
9.The Guarantor represents and warrants to the Landlord that it has full power, authority and legal right to enter into this guarantee and that its obligations are legally binding and enforceable.
10.The provisions of this schedule are in addition to any other security that the Landlord may at any time hold from the Guarantor or the Tenant or any other person in respect of the Tenant’s liability to pay the rents reserved by this Lease or to observe and perform the tenant covenants of this Lease and will not merge in, or be affected by, any other security.
11.The provisions of this schedule will be severable and distinct from one another and, if at any time any one or more of those provisions is, or becomes (in whole or in part) invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired.

Schedule 6 Authorised guarantee agreement
[…***…]

DATED
---------------
Authorised Guarantee Agreement
relating to
Lease of land at [address of Property]
[between/among]
[Landlord]
and
[Tenant]
and
[Tenant’s Guarantor]

CONTENTS

CLAUSE

1. Interpretation	3
2. Nature of agreement	4
3. Guarantee and indemnity	5
4. Tenant’s liability	5
5. Variations and supplemental documents	6
6. Tenant to take a new lease	6
7. Rent at the date of disclaimer or forfeiture	7
8. Payments in gross and restrictions on the Tenant	7
9. Other securities	8
10. Costs	8
11. Indemnity	8
12. The Tenant’s Guarantor	8
13. Notices	9
14. Third Party Rights	9
15. Governing law	9
16. Severability	9
17. Jurisdiction	10

This deed is dated [DATE]
Parties
(1)[FULL COMPANY NAME] incorporated and registered in England and Wales with company number [NUMBER] whose registered office is at [REGISTERED OFFICE ADDRESS] OR [INDIVIDUAL NAME] of [INDIVIDUAL ADDRESS] (Landlord)
(2)[FULL COMPANY NAME] incorporated and registered in England and Wales with company number [NUMBER] whose registered office is at [REGISTERED OFFICE ADDRESS] OR [INDIVIDUAL NAME] of [INDIVIDUAL ADDRESS] (Tenant)
(3)[FULL COMPANY NAME] incorporated and registered in England and Wales with company number [NUMBER] whose registered office is at [REGISTERED OFFICE ADDRESS] OR [INDIVIDUAL NAME] of [INDIVIDUAL ADDRESS] (Tenant’s Guarantor)
BACKGROUND
(A)This agreement is supplemental and collateral to the Lease.
(B)The Landlord is entitled to the immediate reversion to the Lease.
(C)The residue of the term granted by the Lease is vested in the Tenant.
(D)The Tenant intends to assign the Lease and in accordance with the provisions of the Lease has agreed to enter into an authorised guarantee agreement with the Landlord.
(E)In the [Lease OR Guarantee Document] the Tenant’s Guarantor entered into a guarantee and other covenants in respect of the tenant covenants of the Lease.
Agreed terms
1.Interpretation
The following definitions and rules of interpretation apply in this agreement.
1.1Definitions:
Assignee: the person or persons defined as assignee in the Licence to Assign.
[Guarantee Document: a [DESCRIPTION OF RELEVANT DOCUMENT] dated [DATE] and made between [PARTIES].]
Lease: a lease of the Property dated [DATE] made between [PARTIES] and all documents supplemental or collateral to that lease.
Licence to Assign: a licence to assign the Lease dated [DATE] and made between [PARTIES].
Property: [ADDRESS/DESCRIPTION OF THE PROPERTY] as [more particularly described in and] demised by the Lease.
LTA 1954: Landlord and Tenant Act 1954.
LTCA 1995: Landlord and Tenant (Covenants) Act 1995.
Working Day: any day which is not a Saturday, a Sunday, a bank holiday or a public holiday in England.
1.2References to the Landlord includes a reference to the person entitled to the immediate reversion to the Lease from time to time.

1.3References to the Tenant’s Guarantor include a reference to the personal representatives of any individual that comprises the Tenant’s Guarantor.
1.4The expression tenant covenants has the meaning given to it by the LTCA 1995.
1.5Clause headings shall not affect the interpretation of this agreement.
1.6A person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality).
1.7A reference to a company shall include any company, corporation or other body corporate.
1.8Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular.
1.9Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.
1.10Unless otherwise specified, a reference to a statute or statutory provision is a reference to it as amended, extended or re-enacted from time to time.
1.11A reference to a statute or statutory provision shall include all subordinate legislation made from time to time under that statute or statutory provision.
1.12A reference to laws in general is a reference to all local, national and directly applicable supra-national laws as amended, extended or re-enacted from time to time and shall include all subordinate laws made from time to time under them and all orders, notices, codes of practice and guidance made under them.
1.13Unless otherwise specified, a reference to writing or written includes fax but not email.
1.14Unless the context otherwise requires, references to clauses are to the clauses of this agreement.
1.15Any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.
1.16References to completion of the assignment (and similar expressions) are to the date on which the deed of assignment to the Assignee is dated and not to the registration of that deed at HM Land Registry.
2.Nature of agreement
2.1This agreement is an authorised guarantee agreement for the purposes of section 16 of the LTCA 1995 and is entered into as a condition of the Landlord’s consent granted in the Licence to Assign. The obligations imposed on the Tenant [and the Tenant’s Guarantor] by this agreement are owed to the Landlord.
2.2The provisions of this agreement shall take effect on the date the Tenant is released from the tenant covenants of the Lease by virtue of the LTCA 1995.
2.3Where the Tenant comprises more than one person, those persons shall be jointly and severally liable for the obligations and liabilities of the Tenant arising under this agreement or the assignment. The Landlord may take action against, or release or compromise the liability of, or grant time or other indulgence to, any one of those persons without affecting the    liability    of any    other of them
3.Guarantee and indemnity
3.1The Tenant guarantees to the Landlord that the Assignee shall pay the rents reserved by the Lease and any interim rent determined under the LTA 1954 and observe and perform the tenant covenants of the Lease and that if the Assignee fails to pay any of those rents or to observe or perform any of those tenant covenants, the Tenant shall pay or observe and perform them.

3.2The Tenant covenants with the Landlord as principal obligor and as a separate and independent obligation and liability from its obligations and liabilities under clause 3.1 to indemnify and keep indemnified the Landlord against any failure by the Assignee either:
(a)to pay any of the rents reserved by the Lease and any interim rent determined under the LTA 1954; or
(b)to observe or perform any of the tenant covenants of the Lease.
4.Tenant’s liability
4.1The liability of the Tenant under clause 3 shall continue until the end of the term of the Lease (however it may end) and during any statutory continuation of it, or until the Assignee is released from the tenant covenants of the Lease by virtue of the LTCA 1995, if earlier.
4.2The liability of the Tenant shall not be reduced, discharged or otherwise adversely affected by any of the following:
(a)any time or indulgence granted by the Landlord to the Assignee (or to any person to whom the Assignee has assigned the Lease pursuant to an assignment that is an excluded assignment under section 11 of the LTCA 1995);
(b)any delay or forbearance by the Landlord in enforcing the payment of any of the rents or the observance or performance of any of the tenant covenants of the Lease or in making any demand in respect of any of them;
(c)any refusal by the Landlord to accept any rent or other payment due under the Lease where the Landlord believes that the acceptance of such rent or payment may prejudice its ability to re-enter the Property;
(d)the Landlord exercising any right or remedy against the Assignee for any failure to pay the rents reserved by the Lease or to observe or perform the tenant covenants of the Lease;
(e)the Landlord taking any action or refraining from taking any action in connection with any other security held by the Landlord in respect of the Assignee’s liability to pay the rents reserved by the Lease and observe and perform the tenant covenants of the Lease (including the release of any such security);
(f)a release or compromise of the liability of any one of the persons who is the Tenant, or the grant of any time or concession to any one of them;
(g)any legal limitation on or disability of the Assignee or any invalidity or irregularity of any of the tenant covenants of the Lease or any unenforceability of any of them against the Assignee;
(h)the Assignee being dissolved or being struck off the register of companies or otherwise ceasing to exist;
(i)without prejudice to clause 6, the disclaimer of the liability of the Assignee under the Lease;
(j)the surrender of the Lease in respect of part only of the Property, except that the Tenant shall not be under any liability in relation to the surrendered part in respect of any period after the surrender; or
(k)any other act or omission except an express written release by deed of the Tenant by the Landlord.
4.3Any sum payable by the Tenant under this agreement shall be paid without any deduction, set-off or counter-claim against the Landlord or the Assignee.
5.Variations and supplemental documents

5.1The Tenant shall, at the request of the Landlord, join in and give its consent to the terms of any licence, consent, variation or other document that may be entered into by the Assignee in connection with the Lease.
5.2The liability of the Tenant shall not be released by    any variation of the rents reserved by, or the tenant covenants of, the Lease, whether    or not:
5.1the variation is material or prejudicial to the Tenant;
(a)the variation is made in any document; or
(b)the Tenant has consented, in writing or otherwise, to the variation.
5.2Except to the extent that its liability is affected by section 18 of the LTCA 1995, the Tenant’s liability under this agreement shall apply to:
(a)the rents reserved by the Lease as varied and any interim rent determined under the LTA 1954; and
(b)the tenant covenants of the Lease as varied.
6.Tenant to take a new lease
6.1If the Lease is being forfeited or the liability of the Assignee under the Lease is disclaimed and the Landlord gives the Tenant written notice not later than six months after the Landlord receives notice of that Lease being forfeited or disclaimed, the Tenant shall enter into a new lease of the Property on the terms set out in clause 6.2.
6.2The rights and obligations under the new lease shall take effect beginning on the date of the disclaimer or the forfeiture and the new lease shall:
6.1be granted subject to the right of any person to have the Lease vested in them by the court and to the terms on which any such order may be made and subject to the rights of any third party existing at the date of the grant;
(a)be for a term that expires at the same date as the end of the contractual term granted by the Lease had there been no disclaimer or forfeiture;
(b)(subject to clause 7.1) reserve as an initial annual rent an amount equal to the rent which is [first] reserved under the Lease at the date of the disclaimer or forfeiture or which would be payable but for any abatement or suspension of such annual rent or restriction on the right to collect it and which is subject to review on the same terms and dates provided by the Lease; and
(c)be excluded from sections 24 to 28 of the LTA 1954; and
(d)otherwise be on the same terms as the Lease (as varied, save to the extent that the Tenant is not bound by any such variation by virtue of section 18 of the LTCA 1995).
6.2The parties confirm that:
(a)the Landlord served a notice on the Tenant, as required by section 38A(3)(a) of the LTA 1954, applying to the tenancy to be entered into by the Tenant pursuant to clause 6.1 [not less than 14 days] before this agreement was entered; and
(b)[the Tenant] [[NAME OF DECLARANT], who was duly authorised by the Tenant to do so], made a [statutory] declaration dated [DATE] in accordance with the requirements of section 38A(3)(b) of the LTA 1954.
6.3The Tenant shall pay the Landlord’s solicitors costs and disbursements (on a full indemnity basis) and any VAT on them in relation to the new lease and shall execute and deliver to the Landlord a counterpart of the new lease within one month after service of the Landlord’s notice under clause 6.1.

6.4The grant of a new tease and its acceptance by the Tenant shall be without prejudice to any other rights which the Landlord may have against the Tenant or against any other person or in respect of any other security that the Landlord may have in connection with the Lease.
6.5If the Landlord does not require the Tenant to take a new lease, the Tenant will pay to the Landlord within seven days of demand a sum equal to the rents and all other sums which would have been payable under the Lease, but for the forfeiture or disclaimer of the Lease or the Assignee ceasing to exist, for the period of six months following the date of such event or (if earlier) until the date upon which rent becomes payable in the event that the Landlord re lets the Property.
7.Rent at the date of disclaimer or forfeiture
7.1If at the date of the disclaimer or forfeiture there is a rent review pending under the Lease, then:
(a)the initial annual rent to be reserved by the new lease shall be subject to review on the date on which the term of the new lease commences on the same basis as a review of the rent [first] reserved under the Lease, such review date to be included in the new lease; and
(b)the provisions in the new lease relating to the payment of any shortfall and interest following [agreement or determination of] a rent review shall apply in relation to any shortfall between the rent [first] reserved under clause 6.2(c) and the rent determined under clause 7.1(a)), in respect of the period after the date of the disclaimer.
7.2If clause 7.1 applies, then the review for which it provides shall be in addition to any rent reviews that are required under clause 6.2(c).
8.Payments in gross and restrictions on the Tenant
8.1Any payment or dividend that the Landlord receives from the Assignee (or its estate) or any other person in connection with any insolvency proceedings or arrangement involving the Assignee shall be taken and applied as a payment in gross and shall not prejudice the right of the Landlord to recover from the Tenant to the full extent of the obligations that are the subject of this agreement.
8.2The Tenant shall not claim in competition with the Landlord in any insolvency proceedings or arrangement of the Assignee in respect of any payment made by the Tenant pursuant to this agreement. If it otherwise receives any money in such proceedings or arrangement, it shall hold that money on trust for the Landlord to the extent of its liability to the Landlord.
8.3The Tenant shall not, without the consent of the Landlord, exercise any right or remedy that it may have (whether against the Assignee or any other person) in respect of any amount paid or other obligation performed by the Tenant under sis agreement unless and until all the obligations of the Tenant under this agreement have been fully performed.
9.Other securities
9.1The Tenant warrants that it has not taken and covenants that it shall not take any security from or over the assets of the Assignee in respect of any liability of the Assignee to the Tenant. If the Tenant does take or hold any such security it shall hold it for the benefit of the Landlord.
9.2This agreement is in addition to and independent of any other security that the Landlord may from time to time hold from the Tenant or the Assignee or any other person in respect of the liability of the Assignee to pay the rents reserved by the Lease and to observe and perform the tenant covenants of the Lease. It shall not merge in or be affected by any other security.
9.3The Tenant shall not be entitled to claim or participate in any other security held by the Landlord in respect of the liability of the Assignee to pay the rents reserved by the Lease or to observe and perform the tenant covenants of the Lease.
10.Costs
The Tenant shall pay the costs and disbursements of the Landlord’s solicitors and its managing agents in connection with this agreement. This obligation extends to costs and disbursements assessed on a full indemnity basis and to any value added tax in respect of those costs and disbursements except to the extent that the Landlord is able to recover that value added tax.
11.Indemnity
The Tenant shall indemnify the Landlord against all liabilities, expenses, costs (including but not limited to any solicitors’ or other professionals’ costs and expenses), claims, damages and losses suffered or incurred by the Landlord arising out of or in connection with any breach or negligent performance or non-performance of this agreement.
12.The Tenant’s Guarantor
12.1The Tenant’s Guarantor consents to the Tenant entering into this agreement.
12.2Subject to clause 12.7, the Tenant’s Guarantor agrees that its guarantee and other obligations under the [Lease OR Guarantee Document] shall remain fully effective and:
12.1to the extent that any provision of this agreement varies the terms of the Lease, shall apply to the Lease as varied; [and]
(a)subject to clause 12.2(a) shall not be released or diminished by any provision of this agreement.
12.2Subject to clause 12.7 the Tenant’s Guarantor confirms that its guarantee under the Guarantee Document extends and applies to the covenants given by and the obligations on the part of the Tenant under this agreement.
12.3Subject to clause 12.7 and section 24(2) of the LTCA 1995, the Tenant’s Guarantor:
(a)guarantees to the Landlord that the Tenant will observe and perform its obligations under this agreement and that if the Tenant fails to do so, the Tenant’s Guarantor will observe and perform them; and
(b)covenants with the Landlord as principal obligor and as a separate and independent obligation and liability from its obligations and liabilities under clause 12.4(a) to indemnify and keep indemnified the Landlord against any failure by the Tenant to observe and perform its covenants under this agreement.
12.4The liability of the Tenant’s Guarantor under clause 12.4 shall not be affected by:
(a)any of the matters referred to in clause 4.2;
(b)any delay or forbearance by the Landlord in enforcing the performance by the Tenant of its obligations under this agreement or making any demand for payment by the Tenant in accordance with this agreement;
(c)any legal limitation on or disability of the Tenant;
(d)the Tenant being dissolved, or being struck off the register of companies or otherwise ceasing to exist; or
(e)any other act or omission except an express [written] release by deed of the Tenant’s Guarantor by the Landlord.
12.5The liability of each of the persons making up the Tenant’s Guarantor is joint and several.
12.6Nothing in this agreement shall prevent or limit the operation of section 18 of the LTCA 1995.
13.Notices
13.1Any notice given to a party under or in connection with this agreement must be in writing and must be delivered by hand or sent by pre-paid first-class post or other next working day delivery service, at the address given for that party in this agreement or as otherwise notified in writing by the relevant party to each other party to this agreement.
13.2Any notice given in accordance with clause 13.1 will be deemed to have been received:
(a)if delivered by hand, on signature of a delivery receipt or at the time the notice or document is left at the proper address; or
(b)if sent by pre-paid first-class post or other next working day delivery service, at 9.00 am on the second working day after posting or at the time recorded by the delivery service.
13.3A notice given under this agreement shall not be validly given if sent by fax or email.
13.4This clause does not apply to the service of any proceedings or other documents in any legal action or, where applicable, any arbitration or other method of dispute resolution.
14.Third Party Rights
This agreement shall not give rise to any rights under the Contracts (Rights of Third Parties) Act 1999.
15.Governing law
This agreement and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the law of England and Wales.
16.Severability
Each of the provisions of this agreement will be severable and distinct from one another and, if at any time any one or more of those provisions is, or becomes (in whole or in part) invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired.
17.Jurisdiction
Each party to this agreement irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with this licence or its subject matter or formation.
This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

Schedule 7 EBITDA
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Schedule 8 Base Specification
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Schedule 9 Covenant Land
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Executed as deed by London Metric Distribution Limited acting by Valentine Beresford a director, in the presence of:
/s/ Hugh Chivers
SIGNATURE OF WITNESS
NAME, ADDRESS AND OCCUPATION OF WITNESS
Hugh Chivers

Kitchenham Farmhouse, Bodiam, East Sussex

Chartered Surveyor

/s/ V.T. Beresford SIGNATURE OF DIRECTOR Director
Executed as deed by B & W Group Ltd acting by Geoffrey Ivor Edwards, a director, in the presence of:
…………………………………………………………….
SIGNATURE OF WITNESS
NAME, ADDRESS AND OCCUPATION OF WITNESS
…………………………………………………………

…………………………………………………………

…………………………………………………………
……………………. SIGNATURE OF DIRECTOR Director
Executed as a deed by DEI Sales Inc. a company incorporated in Florida, United States of America acting by Scott St. Clair who, in accordance with the laws of that territory is acting under the authority of the company.
……………………… Signature in the name of the company Signature of Scott St. Clair Authorised signatory